Exhibit 99.2
SUPPLEMENTAL OPERATING AND FINANCIAL DATA
DECEMBER 31, 2010

BioMed Realty Trust, Inc.	Corporate Communications Contact	www.biomedrealty.com
17190 Bernardo Center Drive	Rick Howe	(858) 485-9840 phone
San Diego, CA 92128	Director, Corporate Communications	(858) 485-9843 fax
richard.howe@biomedrealty.com

TABLE OF CONTENTS
DECEMBER 31, 2010
This Supplemental Operating and Financial Data package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, general risks affecting the real estate industry, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, competition from other developers, owners and operators of real estate, adverse economic or real estate developments in the life science industry or the company’s target markets, the uncertainty of real estate development, construction and acquisition activity, the ability to complete or integrate acquisitions and developments successfully, reductions in asset valuations and related impairment charges, the availability and terms of financing and the use of debt to fund acquisitions and developments, the ability to refinance indebtedness as it comes due, failure to maintain the company’s investment grade credit ratings with the rating agencies, downturns in the national and local economies, increases in interest rates and volatility in securities markets, potential liability for uninsured losses and environmental contamination, the company’s dependence on key personnel whose continued service is not guaranteed, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
All dollar amounts shown in this report are unaudited.
This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of BioMed Realty Trust, Inc. Any offers to sell or solicitations to buy securities of BioMed Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

FOURTH QUARTER HIGHLIGHTS
DECEMBER 31, 2010
•	Generated record total revenues for the fourth quarter of $105.0 million, up 19.1% from $88.2 million in the same period in 2009.
•	Increased rental revenues for the quarter by 17.6% to a record $79.2 million from $67.3 million in the same period in 2009.
•	Reported funds from operations (FFO) for the quarter of $43.6 million, or $0.30 per diluted share, as compared to FFO of $28.0 million, or $0.28 per share in the fourth quarter of 2009, an increase of 7.1%.

•	Increased adjusted funds from operations (AFFO) per diluted share by 16.7% to $0.28 as compared to $0.24 for the same period in 2009.

•	Increased same property net operating income (NOI) for the quarter by 6.0% and same property NOI on a cash basis for the quarter by 13.1% as compared to the same period in 2009.

•	Increased net income to $8.5 million, or $0.06 per diluted share, for the quarter, as compared to $477,000, or $0.00 per diluted share, for the same period in 2009.

•	Executed 13 leasing transactions representing approximately 329,000 square feet:
•	Eight new leases totaling approximately 162,000 square feet.

•	Five leases amended to extend their terms, totaling approximately 167,000 square feet.

•	Current operating portfolio 88.6% leased on a weighted average basis.
•	Acquired two adjacent life science campuses in South San Francisco for $298.2 million. The properties are fully leased and comprise approximately 489,000 square feet of rentable space with development rights for an additional 946,000 square feet.

•	Acquired three properties in San Diego, California for a total investment of $64.2 million. The properties were 96.2% leased at acquisition and comprise approximately 243,000 rentable square feet.

•	Acquired two life science properties in North Carolina’s Research Triangle for a total investment of $14.7 million. The two properties are 89% leased and comprise approximately 79,000 rentable square feet.

•	Promoted Stephen A. Willey to Vice President, Chief Accounting Officer and Jonathan P. Klassen to Vice President, Assistant General Counsel and Secretary, and
About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed Realty Trust owns or has interests in 85 properties, representing 147 buildings with approximately 12.2 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.

INVESTOR INFORMATION
DECEMBER 31, 2010

Company Information
Corporate Headquarters	Trading Symbols	Transfer Agent	Stock Exchange Listing
17190 Bernardo Center Drive	BMR	BNY Mellon Shareowner Services	New York Stock Exchange
San Diego, CA 92128	BMR PrA	480 Washington Boulevard
(858) 485-9840		Jersey City, NJ 07310-1900
(858) 485-9843 (fax)		(877) 296-3711
Please visit our corporate website at: www.biomedrealty.com

Board of Directors	Senior Management
Alan D. Gold	Alan D. Gold	Anne L. Hoffman
Chairman	Chairman and Chief Executive Officer	Senior Vice President,
Barbara R. Cambon		Leasing & Development

	R. Kent Griffin, Jr.	Karen A. Sztraicher
Edward A. Dennis, Ph.D.	President and Chief Operating Officer	Senior Vice President,
Asset Management

Richard I. Gilchrist	Gary A. Kreitzer	Jonathan P. Klassen
	Executive Vice President,	Vice President,
Gary A. Kreitzer	General Counsel and Director	Assistant General Counsel and Secretary

	Matthew G. McDevitt	Kevin M. Simonsen
Theodore D. Roth	Executive Vice President,	Vice President,
	Real Estate	Real Estate Counsel

M. Faye Wilson	Greg N. Lubushkin	Bruce D. Steel
	Chief Financial Officer	Managing Director,
BioMed Ventures

	John P. Bonanno	Stephen A. Willey
	Senior Vice President,	Vice President,
	Leasing & Development	Chief Accounting Officer

Tentative Schedule for Quarterly Results
First Quarter 2011	May 4,2011
Second Quarter 2011	August 3, 2011
Third Quarter 2011	November 2, 2011
Fourth Quarter 2011	February 8, 2012

EQUITY RESEARCH COVERAGE
DECEMBER 31, 2010

BMO Capital Markets	Richard C. Anderson / Mark Lutenski	(212) 885-4180 / (212) 885-4197	richard.anderson@bmo.com / mark.lutenski@bmo.com

Cowen & Company	James Sullivan / Michael Gorman	(646) 562-1380 / (646) 562-1381	james.sullivan@cowen.com / michael.gorman@cowen.com

Credit Suisse	Andrew Rosivach / Suzanne Kim	(415) 249-7942 / (415) 249-7943	andrew.rosivach@credit-suisse.com / suzanne.kim@credit-suisse.com

FBR Capital Markets	Sri Nagarajan / Evan Smith	(646) 885-5429 / (646) 885-5431	snagarajan@fbr.com / esmith@fbr.com

Green Street Advisors	John Stewart / Michael Knott	(949) 640-8780	jstewart@greenst.com / mknott@greenst.com

Jefferies & Co.	Omotayo Okusanya / Steven Benyik	(212) 336-7076 / (212) 707-6348	tokusanya@jefferies.com / sbenyik@jefferies.com

KeyBanc Capital Markets	Jordan Sadler / Craig Mailman	(917) 368-2280 / (917) 368-2316	jsadler@keybanccm.com / cmailman@keybanccm.com

Macquarie Capital (USA)	Rob Stevenson / Nicholas Yulico	(212) 231-8068 / (212) 231-8028	rob.stevenson@macquarie.com / nicholas.yulico@macquarie.com

Raymond James	Paul D. Puryear / William A. Crow	(727) 567-2253 / (727) 567-5294	paul.puryear@raymondjames.com / bill.crow@raymondjames.com

RBC Capital Markets	David Rodgers / Mike Carroll	(440) 715-2647 / (440) 715-2649	dave.rodgers@rbccm.com / michael.carroll@rbccm.com

Robert W. Baird & Co.	David Aubuchon / Justin Pelham-Webb	(314) 863-4235 / (314) 863-6413	daubuchon@rwbaird.com / jpelham-webb@rwbaird.com

Stifel, Nicolaus & Company, Inc.	John W. Guinee / Erin Aslakson	(443) 224-1307 / (443) 224-1350	jwguinee@stifel.com / aslaksone@stifel.com

UBS Securities	Ross T. Nussbaum / Robert Salisbury	(212) 713-4760 / (212)713-2484	ross.nussbaum@ubs.com / robert.salisbury@ubs.com

Wells Fargo Securities, LLC	Brendan Maiorana / Young Ku	(443) 263-6516 / (443) 263-6564	brendan.maiorana@wachovia.com / young.ku@wachovia.com

FINANCIAL AND OPERATING HIGHLIGHTS
DECEMBER 31, 2010
(In thousands, except per share and ratio amounts)

	Three months ended
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Selected Operating Data
Total revenues	$105,036	$95,733	$92,912	$92,756	$88,171

EBITDA (1)	63,491	55,587	53,696	55,590	48,930
Adjusted EBITDA (1)	67,910	59,932	58,032	59,952	53,181

Net operating income — cash basis (2)	72,390	59,960	59,718	59,173	55,939

General and administrative expense	6,379	6,805	6,449	6,269	6,336
Acquisition related expenses	665	420	1,819	150	220

Interest expense	21,526	21,589	21,870	21,260	20,429
Capitalized interest	1,305	1,191	1,301	1,645	1,860
Interest incurred including swap payments (3)	22,854	22,791	23,411	23,193	22,634

Operating margin (4)	70.1%	69.3%	72.2%	70.9%	69.9%
General and administrative expense / Total revenues	6.1%	7.1%	6.9%	6.8%	7.2%

Net income available to common stockholders	8,521	4,832	4,199	4,299	477
Net income per share — diluted	$0.06	$0.04	$0.04	$0.04	$0.00

FFO — diluted (5)	43,581	35,220	33,137	35,487	27,999
FFO per share — diluted (5)	$0.30	$0.28	$0.27	$0.32	$0.28

AFFO (5)	39,697	29,698	29,287	30,791	24,245
AFFO per share — diluted (5)	$0.28	$0.23	$0.24	$0.27	$0.24

Dividend per share — common stock	$0.17	$0.17	$0.15	$0.14	$0.14

FFO payout ratio (6)	56.7%	60.7%	55.6%	43.8%	50.0%
AFFO payout ratio (6)	60.7%	73.9%	62.5%	51.9%	58.3%

(1)	For definitions and discussion of EBITDA and adjusted EBITDA, see page 33. For a quantitative reconciliation of the differences between adjusted EBITDA, EBITDA and net income available to common stockholders, see page 13.

(2)	For definitions and discussion of net operating income — cash basis, see page 14.

(3)	Includes interest paid on cash flow hedges classified as accumulated other comprehensive loss. Excludes ineffectiveness recognized on derivative instruments.

(4)	See page 14 for detail.

(5)	For definitions and discussion of FFO and AFFO, see page 33. For a quantitative reconciliation of the differences between FFO, AFFO and net income available to common stockholders, see pages 11 and 12.

(6)	See page 11 for detail of the FFO payout ratio and page 12 for detail of the AFFO payout ratio.

CAPITALIZATION SUMMARY
DECEMBER 31, 2010
(In thousands, except per share and ratio amounts)

		12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Capitalization:
Total common shares outstanding		131,047	130,831	113,578	100,312	99,000
Total units outstanding (1)		3,001	3,001	3,001	3,038	3,077

Total common shares and units outstanding		134,048	133,832	116,579	103,350	102,077
Common share price at quarter end		$18.65	$17.92	$16.09	$16.54	$15.78

Equity value at quarter end		$2,499,990	$2,398,274	$1,875,763	$1,709,412	$1,610,773
Preferred stock at liquidation value		230,000	230,000	230,000	230,000	230,000
Consolidated debt		1,494,567	1,120,820	1,281,237	1,425,136	1,356,300

Total capitalization		$4,224,557	$3,749,094	$3,387,000	$3,364,548	$3,197,073

Debt / Total assets		37.7%	31.4%	37.4%	42.4%	41.3%
Debt / Total capitalization		35.4%	29.9%	37.8%	42.3%	42.3%

Coverage Ratios (2):
Debt / Adjusted EBITDA		5.5	4.7	5.5	6.0	6.4
Interest coverage		3.5	3.1	2.9	3.1	2.9
Fixed charge coverage		2.7	2.3	2.2	2.4	2.2

Total consolidated debt:
Secured debt / Total assets		16.6%	18.5%	19.4%	24.3%	28.0%
Floating rate debt / Total debt		26.3%	1.3%	13.3%	38.2%	47.8%
Adjusted floating rate debt / Total debt		16.2%	0.0%	1.6%	10.1%	18.3%
Unencumbered real estate / Total real estate		66.7%	63.0%	61.3%	60.3%	59.5%
Unencumbered CABR / Total CABR (3)		68.7%	64.8%	64.8%	63.8%	62.3%

	Covenant
Bond covenants (4):	Requirements
Total Outstanding Debt / Total Assets	Must be ≤ 60%	36.1%	29.7%	35.4%	—	—
Secured Debt / Total Assets	Must be ≤ 40%	15.8%	17.4%	18.2%	—	—
Consolidated Income Available for Debt Service / Annual Debt Service Charge	Must be ≥ 1.5X	3.1	2.6	2.5	—	—
Unencumbered Assets / Unsecured Debt	Must be ≥ 150%	339%	536%	373%	—	—

(1)	Includes both operating partnership (OP) and long term incentive plan (LTIP) units outstanding.

(2)	For discussion of coverage ratios, see page 33. See page 16 for the calculation of interest and fixed charge coverage ratios. See page 13 for calculation of Adjusted EBITDA.

(3)	For discussion of current annualized base rent (CABR), see page 21.

(4)	Calculated in accordance with the covenants contained in the Indenture that governs the terms of the Company’s unsecured senior notes due 2020, which is included as an exhibit to the Company’s Form 8-K filed with the SEC on April 30, 2010.

PORTFOLIO SUMMARY
DECEMBER 31, 2010

							Unconsolidated
	Consolidated Portfolio					Partnership Portfolio (1)			Total Portfolio
		Weighted
	Gross	Average		Rentable	Percent		Rentable	Percent		Rentable	Percent
	Book Value	Leased % (2)	Properties	Square Feet	Leased	Properties	Square Feet	Leased	Properties	Square Feet	Leased
	(in thousands)
Stabilized (3)	$2,654,438	97.3%	53	6,518,536	98.6%	4	72,863	100.0%	57	6,591,399	98.6%
Lease up (3)	732,080	57.3%	22	2,998,293	65.0%	3	881,695	44.1%	25	3,879,988	60.2%

Current operating portfolio	3,386,517	88.6%	75	9,516,829	88.0%	7	954,558	48.3%	82	10,471,387	84.4%
Long-term lease up (4)	290,645	24.0%	1	1,389,517	24.0%	—	—	n/a	1	1,389,517	24.0%

Total operating portfolio	3,677,162	83.5%	76	10,906,346	79.9%	7	954,558	48.3%	83	11,860,904	77.3%
Development (5)	41,990	100.0%	1	176,000	100.0%	—	—	n/a	1	176,000	100.0%
Redevelopment (5)	—	—	—	—	n/a	—	—	n/a	—	—	n/a
Pre-development (5)	25,651	—	1	152,145	—	—	—	n/a	1	152,145	—

Total property portfolio	3,744,803	83.1%	78	11,234,491	79.1%	7	954,558	48.3%	85	12,189,049	76.7%

Development potential (5)	133,288			2,626,000						2,626,000

Total portfolio	$3,878,091			13,860,491						14,815,049

(1)	Includes 72,863 rentable square feet of McKellar Court (22%) and 881,695 rentable square feet of PREI joint venture properties (20%). See page 25 for additional detail.

(2)	Calculated based on gross book value for each asset multiplied by the percentage leased.

(3)	See pages 22-23 for detail of consolidated portfolio, page 25 for detail of the unconsolidated partnership portfolio, and page 34 for definitions of terms.

(4)	Includes Pacific Research Center.

(5)	See page 24 for detail of consolidated portfolio, page 25 for detail of the unconsolidated partnership portfolio, and page 34 for definitions of terms.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010
(In thousands)

	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Assets
Investments in real estate, net	$3,536,114	$3,207,957	$3,075,150	$3,015,632	$2,971,767
Investments in unconsolidated partnerships	57,265	58,565	59,459	55,968	56,909
Cash and cash equivalents	21,467	20,687	21,339	36,800	19,922
Restricted cash	9,971	12,384	11,547	15,304	15,355
Accounts receivable, net	5,874	7,333	2,859	2,501	4,135
Accrued straight-line rents, net	106,905	102,567	96,298	88,981	82,066
Acquired above-market leases, net	30,566	3,796	2,436	2,741	3,047
Deferred leasing costs, net	125,060	88,828	80,373	81,539	83,274
Deferred loan costs, net	11,499	12,394	12,825	12,124	8,123
Other assets	55,033	58,042	65,935	48,605	38,676

Total assets	$3,959,754	$3,572,553	$3,428,221	$3,360,195	$3,283,274

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$657,922	$662,522	$664,867	$667,175	$669,454
Secured term loan	—	—	—	150,000	250,000
Exchangeable senior notes due 2026, net	19,522	19,432	21,396	38,804	44,685
Exchangeable senior notes due 2030	180,000	180,000	180,000	180,000	—
Unsecured senior notes due 2020, net	247,571	247,523	247,475	—	—
Unsecured line of credit	392,450	14,050	170,500	394,564	397,666
Security deposits	11,749	10,883	10,352	8,003	7,929
Dividends and distributions payable	27,029	26,992	21,728	18,710	18,531
Accounts payable, accrued expenses and other liabilities	98,826	75,319	50,720	49,532	47,388
Derivative instruments	3,826	5,453	6,631	9,568	12,551
Acquired below-market leases, net	7,963	8,031	9,039	10,062	11,138

Total liabilities	1,646,858	1,250,205	1,382,708	1,526,418	1,459,342
Equity:
Stockholders’ equity:
Preferred stock	222,413	222,413	222,413	222,413	222,413
Common stock	1,310	1,308	1,136	1,003	990
Additional paid-in capital	2,371,488	2,369,952	2,079,153	1,858,212	1,843,551
Accumulated other comprehensive loss	(70,857)	(73,840)	(77,049)	(81,380)	(85,183)
Dividends in excess of earnings	(221,176)	(207,419)	(190,010)	(177,173)	(167,429)

Total stockholders’ equity	2,303,178	2,312,414	2,035,643	1,823,075	1,814,342
Noncontrolling interests	9,718	9,934	9,870	10,702	9,590

Total equity	2,312,896	2,322,348	2,045,513	1,833,777	1,823,932

Total liabilities and equity	$3,959,754	$3,572,553	$3,428,221	$3,360,195	$3,283,274

CONSOLIDATED STATEMENTS OF INCOME
DECEMBER 31, 2010
(In thousands, except share and per share data)

	Three Months Ended
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Revenues:
Rental	$79,157	$72,971	$72,380	$70,600	$67,294
Tenant recoveries	23,580	22,723	20,273	20,826	19,895
Other income	2,299	39	259	1,330	982

Total revenues	105,036	95,733	92,912	92,756	88,171

Expenses:
Rental operations	20,935	19,998	17,077	17,851	17,675
Real estate taxes	9,745	9,408	8,703	8,722	8,532
Depreciation and amortization	32,196	27,774	26,469	28,915	26,853
General and administrative	6,379	6,805	6,449	6,269	6,336
Acquisition related expenses	665	420	1,819	150	220

Total expenses	69,920	64,405	60,517	61,907	59,616

Income from operations	35,116	31,328	32,395	30,849	28,555
Equity in net loss of unconsolidated partnerships	(958)	(308)	(100)	(277)	(506)
Interest income	46	55	51	20	82
Interest expense	(21,526)	(21,589)	(21,870)	(21,260)	(20,429)
Gain/(loss) on derivative instruments	181	(287)	(497)	150	(86)
Gain/(loss) on extinguishment of debt	81	(22)	(1,444)	(821)	(2,888)

Net income	12,940	9,177	8,535	8,661	4,728
Net income attributable to noncontrolling interests	(178)	(104)	(95)	(121)	(10)

Net income attributable to Company	12,762	9,073	8,440	8,540	4,718
Preferred stock dividends	(4,241)	(4,241)	(4,241)	(4,241)	(4,241)

Net income available to common stockholders	$8,521	$4,832	$4,199	$4,299	$477

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.06	$0.04	$0.04	$0.04	$0.00

Weighted-average common shares outstanding:
Basic	129,599,798	112,910,694	109,707,274	98,229,996	97,706,262

Diluted	132,601,048	115,911,944	113,956,077	102,577,329	101,666,673

FFO (1)
DECEMBER 31, 2010
(In thousands, except per share and ratio amounts)

	Three Months Ended
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Reconciliation of net income available to common stockholders to funds from operations (FFO):
Net income available to common stockholders	$8,521	$4,832	$4,199	$4,299	$477
Adjustments:
Noncontrolling interests in operating partnership	188	122	109	127	30
Depreciation & amortization — unconsolidated partnerships	1,014	835	694	662	662
Depreciation & amortization — consolidated entities	32,196	27,774	26,469	28,915	26,853
Depreciation & amortization — allocable to noncontrolling interests of consolidated joint ventures	(26)	(24)	(22)	(22)	(23)

FFO	$41,893	$33,539	$31,449	$33,981	$27,999

FFO per share	$0.31	$0.29	$0.28	$0.33	$0.28

FFO	$41,893	$33,539	$31,449	$33,981	$27,999
Interest expense — exchangeable senior notes due 2030 (2)	1,688	1,681	1,688	1,506	—

FFO — diluted	$43,581	$35,220	$33,137	$35,487	$27,999

FFO per share diluted (2)	$0.30	$0.28	$0.27	$0.32	$0.28

Dividends and distributions declared per common share	$0.17	$0.17	$0.15	$0.14	$0.14

FFO payout ratio	56.7%	60.7%	55.6%	43.8%	50.0%

Weighted-average common shares outstanding diluted (3)	133,905,635	117,139,883	113,956,077	102,577,329	101,666,673
Dilutive effect of exchangeable notes due 2030 (2)	9,914,076	9,914,076	9,914,076	9,914,076	—

Weighted-average common shares outstanding diluted — FFO	143,819,711	127,053,959	123,870,153	112,491,405	101,666,673

(1)	For definitions and discussion of FFO see page 33.

(2)	The calculation of FFO per share diluted includes the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculation of FFO per diluted share.

(3)	The three months ended December 31, 2010 and September 30, 2010 include 1,304,587 and 1,227,939 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

AFFO (1)
DECEMBER 31, 2010
(In thousands, except per share and ratio amounts)

	Three Months Ended
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Reconciliation of FFO to adjusted funds from operations (AFFO):
FFO — diluted	$43,581	$35,220	$33,137	$35,487	$27,999
Adjustments:
Recurring capital expenditures and tenant improvements (2)	(2,867)	(3,208)	(1,817)	(2,834)	(978)
Leasing commissions	(1,799)	(1,507)	(1,494)	(424)	(3,471)
(Gain)/loss on extinguishment of debt	(81)	22	1,444	821	2,888
(Gain)/loss on derivative instruments	(181)	287	497	(150)	86
Amortization of deferred interest costs	1,771	1,776	1,781	1,786	1,791
Amortization of deferred loan costs	1,080	1,039	1,040	1,143	784
Amortization of fair-value of debt acquired	(522)	(476)	(474)	(467)	(467)
Amortization of debt discount	137	179	208	177	427
Amortization of lease incentive	587	587	535	500	328
Depreciation included in general and administrative expense	376	363	359	347	396
Non-cash equity compensation	1,673	1,802	1,725	1,789	1,462
Straight line rents	(5,629)	(6,113)	(7,151)	(6,733)	(6,358)
Share of unconsolidated partnership adjustments (3)	146	423	433	243	244
Fair-value lease revenue	1,425	(696)	(936)	(894)	(886)

AFFO	$39,697	$29,698	$29,287	$30,791	$24,245

AFFO per share — diluted	$0.28	$0.23	$0.24	$0.27	$0.24

Dividends and distributions declared per common share	$0.17	$0.17	$0.15	$0.14	$0.14

AFFO payout ratio	60.7%	73.9%	62.5%	51.9%	58.3%

(1)	For definitions and discussion of AFFO see page 33.

(2)	Excludes value-enhancing / first generation capital expenditures and tenant improvements.

(3)	Share of unconsolidated partnership adjustments includes the Company’s share of amortization of deferred loan costs, lease incentives, straight line rents, and fair-value lease revenue.

RECONCILIATION OF EBITDA (1)
DECEMBER 31, 2010
(In thousands)

	Three Months Ended
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Reconciliation of net income available to common stockholders to earnings before interest, taxes, depreciation and amortization (EBITDA):
Net income available to common stockholders	$8,521	$4,832	$4,199	$4,299	$477
Interest expense	21,526	21,589	21,870	21,260	20,429
Interest expense — unconsolidated partnerships	234	557	464	454	509
Depreciation & amortization — consolidated entities	32,196	27,774	26,469	28,915	26,853
Depreciation & amortization — unconsolidated partnerships	1,014	835	694	662	662

EBITDA	63,491	55,587	53,696	55,590	48,930
Noncontrolling interests	178	104	95	121	10
Preferred dividends	4,241	4,241	4,241	4,241	4,241

Adjusted EBITDA	$67,910	$59,932	$58,032	$59,952	$53,181

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 33.

RECONCILIATION OF NET OPERATING INCOME (1)
DECEMBER 31, 2010
(Dollars in thousands)

	Three Months Ended
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Net income	$12,940	$9,177	$8,535	$8,661	$4,728
Equity in net loss of unconsolidated partnerships	958	308	100	277	506
Interest expense	21,526	21,589	21,870	21,260	20,429
Interest income	(46)	(55)	(51)	(20)	(82)
(Gain)/loss on derivative instruments	(181)	287	497	(150)	86
(Gain)/loss on extinguishment of debt	(81)	22	1,444	821	2,888

Income from operations	35,116	31,328	32,395	30,849	28,555
Depreciation and amortization	32,196	27,774	26,469	28,915	26,853
General and administrative	6,379	6,805	6,449	6,269	6,336
Acquisition related expenses	665	420	1,819	150	220

Consolidated net operating income	$74,356	$66,327	$67,132	$66,183	$61,964

Revenues:
Rental	$79,157	$72,971	$72,380	$70,600	$67,294
Tenant recoveries	23,580	22,723	20,273	20,826	19,895
Other income	2,299	39	259	1,330	982

Total revenues	105,036	95,733	92,912	92,756	88,171

Expenses:
Rental operations	20,935	19,998	17,077	17,851	17,675
Real estate taxes	9,745	9,408	8,703	8,722	8,532

Total operating expenses	30,680	29,406	25,780	26,573	26,207

Consolidated net operating income	$74,356	$66,327	$67,132	$66,183	$61,964

Consolidated net operating income — cash basis (2)	$72,390	$59,960	$59,718	$59,173	$55,939

Operating margin (3)	70.1%	69.3%	72.2%	70.9%	69.9%
Operating expense recovery (4)	76.9%	77.3%	78.6%	78.4%	75.9%

(1)	For a definition and discussion of net operating income, see page 33.

(2)	Consolidated net operating income — cash basis is calculated as (consolidated net operating income — straight line rents — fair value lease revenue — lease incentive revenue — bad debt expense).

(3)	Operating margin is calculated as ((rental revenues + tenant recovery revenues - rental operations — real estate taxes) / (rental revenues + tenant recovery revenues)).

(4)	Operating expense recovery is calculated as (tenant recovery revenues / (rental operations + real estate taxes)).

INTEREST EXPENSE
DECEMBER 31, 2010
(Dollars in thousands)

	Three Months Ended
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Mortgage notes payable	$11,829	$11,838	$11,845	$11,858	$11,953
Secured term loan	—	—	222	1,170	1,209
Exchangeable senior notes due 2026	223	234	444	457	1,055
Exchangeable senior notes due 2030	1,688	1,681	1,688	1,506	—
Unsecured senior notes due 2020	3,827	3,829	2,637	—	—
Unsecured line of credit	1,101	1,004	933	1,152	1,335
Derivative instruments	1,697	1,676	2,847	4,123	4,202

Interest expense — cash basis	$20,365	$20,262	$20,616	$20,266	$19,754

Non cash interest expense
Amortization of fair-value of debt acquired	(522)	(476)	(474)	(467)	(467)
Amortization of debt discount on exchangeable senior notes due 2026	89	132	175	177	427
Amortization of debt discount on unsecured senior notes due 2020	48	47	33	—	—
Amortization of deferred loan costs	1,080	1,039	1,040	1,143	784
Amortization of deferred interest costs	1,771	1,776	1,781	1,786	1,791
Capitalized interest	(1,305)	(1,191)	(1,301)	(1,645)	(1,860)

Interest expense	$21,526	$21,589	$21,870	$21,260	$20,429

COVERAGE RATIOS (1)
DECEMBER 31, 2010

(In thousands,except ratios)

	Three Months Ended
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Interest coverage ratio
Adjusted EBITDA	$67,910	$59,932	$58,032	$59,952	$53,181
Interest expense:
Interest expense	21,526	21,589	21,870	21,260	20,429
Interest expense — unconsolidated partnerships	234	557	464	454	509
Amortization of deferred interest costs	(1,771)	(1,776)	(1,781)	(1,786)	(1,791)
Amortization of deferred loan costs	(1,080)	(1,039)	(1,040)	(1,143)	(784)
Amortization of debt discount	(137)	(179)	(208)	(177)	(427)
Amortization of fair-value of debt acquired	522	476	474	467	467

Total interest expense	$19,294	$19,628	$19,779	$19,075	$18,403

Interest coverage ratio	3.5	3.1	2.9	3.1	2.9

Fixed charge coverage ratio
Adjusted EBITDA	$67,910	$59,932	$58,032	$59,952	$53,181
Fixed charges:
Interest expense	21,526	21,589	21,870	21,260	20,429
Interest expense — unconsolidated partnerships	234	557	464	454	509
Amortization of deferred interest costs	(1,771)	(1,776)	(1,781)	(1,786)	(1,791)
Amortization of deferred loan costs	(1,080)	(1,039)	(1,040)	(1,143)	(784)
Amortization of debt discount	(137)	(179)	(208)	(177)	(427)
Amortization of fair-value of debt acquired	522	476	474	467	467
Principal payments	1,912	1,868	1,834	1,812	1,773
Principal payments — unconsolidated partnerships	—	—	—	—	8
Preferred dividends	4,241	4,241	4,241	4,241	4,241

Total fixed charges	$25,447	$25,737	$25,854	$25,128	$24,425

Fixed charge coverage ratio	2.7	2.3	2.2	2.4	2.2

(1)	For a discussion of coverage ratios, see page 33.

DEBT SUMMARY
DECEMBER 31, 2010

(Dollars in thousands)

				Unamortized
	Stated	Effective	Principal	Premium /	Carrying	Maturity
Consolidated debt:	Rate	Rate	Balance	(Discount)	Value	Date
Mortgage notes payable (1):
Ardentech Court	7.25%	5.06%	$4,237	$138	$4,375	07/12
Center for Life Science | Boston	7.75%	7.75%	345,577	—	345,577	06/14
500 Kendall Street (Kendall D)	6.38%	5.45%	64,230	3,284	67,514	12/18
6828 Nancy Ridge Drive	7.15%	5.38%	6,488	199	6,687	09/12
Road to the Cure	6.70%	5.78%	14,696	380	15,076	01/14
Science Center Drive	7.65%	5.04%	10,800	164	10,964	07/11
Shady Grove Road	5.97%	5.97%	147,000	—	147,000	09/16
Sidney Street	7.23%	5.11%	27,395	816	28,211	06/12
Sorrento West	7.42%	2.72%	13,247	558	13,805	11/11
9865 Towne Centre Drive	7.95%	7.95%	17,636	—	17,636	06/13
900 Uniqema Boulevard	8.61%	5.61%	1,011	66	1,077	05/15

Total / weighted average on fixed rate mortgages	7.16%	6.78%	652,317	5,605	657,922

Fixed rate debt:
Unsecured exchangeable senior notes due 2026	4.50%	6.45%	19,800	(278)	19,522	10/26
Unsecured exchangeable senior notes due 2030	3.75%	3.75%	180,000	—	180,000	01/30
Unsecured senior notes due 2020	6.13%	6.27%	250,000	(2,429)	247,571	04/20

Total / weighted average fixed rate debt	6.32%	6.16%	1,102,117	2,898	1,105,015

Variable rate debt:
$720 million unsecured line of credit	1.35%	1.35%	392,450	—	392,450	08/11

Total / weighted average variable rate debt	1.35%	1.35%	392,450	—	392,450

Total / weighted average consolidated debt	5.01%	4.90%	$1,494,567	$2,898	$1,497,465

Share of unconsolidated partnership debt:
PREI secured loan (20%) (variable)	3.76%	3.76%	$40,650	$—	$40,650	02/12
PREI secured construction loan (20%) (variable)	1.77%	1.77%	40,481	—	40,481	08/11

Total / weighted average share of unconsolidated partnership debt	2.77%	2.77%	81,131	—	81,131

Total / weighted average consolidated and share of unconsolidated partnership debt	4.90%	4.79%	$1,575,698	$2,898	$1,578,596

(1)	Subsequent to quarter end the Road to the Cure note was voluntarily prepaid in full prior to its scheduled maturity.

DEBT ANALYSIS
DECEMBER 31, 2010

(Dollars in thousands)
Secured and Unsecured Debt Analysis

			Weighted	Weighted
		Percentage	Average	Average
	Principal	of Principal	Stated	Effective
	Balance	Balance	Interest Rate	Interest Rate
Secured debt	$652,317	43.6%	7.16%	6.78%

Unsecured debt	842,250	56.4%	3.35%	4.22%

Total consolidated debt	$1,494,567	100.0%	5.01%	5.34%

Fixed and Variable Rate Debt Analysis

			Weighted	Weighted
		Percentage	Average	Average
	Principal	of Principal	Stated	Effective
	Balance	Balance	Interest Rate	Interest Rate
Fixed rate debt	$1,102,117	73.7%	6.32%	6.16%

Variable rate debt — hedged	150,000	10.0%	1.35%	5.70%

Variable rate debt — unhedged	242,450	16.2%	1.35%	1.35%

Total consolidated debt	$1,494,567	100.0%	5.01%	5.34%

DEBT MATURITIES
DECEMBER 31, 2010

(In thousands)
Weighted average debt maturity is 6 years for consolidated debt.

	2011	2012	2013	2014	2015	Thereafter	Total
Consolidated debt:

Fixed rate debt:
Fixed rate mortgages	$31,842	$45,177	$25,688	$352,822	$6,253	$190,535	$652,317
Unsecured exchangeable senior notes due 2026 (1)	—	—	—	—	—	19,800	19,800
Unsecured exchangeable senior notes due 2030 (2)	—	—	—	—	—	180,000	180,000
Unsecured senior notes due 2020	—	—	—	—	—	250,000	250,000

Total fixed rate debt	31,842	45,177	25,688	352,822	6,253	640,335	1,102,117

Variable rate debt:
$720 million unsecured line of credit (3)	392,450	—	—	—	—	—	392,450

Total variable rate debt	392,450	—	—	—	—	—	392,450

Total consolidated debt	$424,292	$45,177	$25,688	$352,822	$6,253	$640,335	$1,494,567

Share of unconsolidated partnership debt:
PREI secured loan (20%) (variable) (4)	$—	$40,650	$—	$—	$—	$—	$40,650
PREI secured construction loan (20%) (variable) (5)	40,481	—	—	—	—	—	40,481

Share of total unconsolidated partnership debt	$40,481	$40,650	$—	$—	$—	$—	$81,131

Total consolidated and share of unconsolidated partnership debt	$464,773	$85,827	$25,688	$352,822	$6,253	$640,335	$1,575,698

(1)	The holders of the unsecured exchangeable senior notes due 2026 (the “2026 Notes”) have the right to require the Company to repurchase the 2026 Notes, in whole or in part, for cash on each of October 1, 2011, October 1, 2016 and October 1, 2021, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2026 Notes plus accrued and unpaid interest.

(2)	The holders of the unsecured exchangeable senior notes due 2030 (the “2030 Notes”) have the right to require the Company to repurchase the 2030 Notes, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2030 Notes plus accrued and unpaid interest.

(3)	The maturity date may be extended to August 1, 2012 after satisfying certain conditions.

(4)	Subsequent to quarter end the maturity date was extended to February 2012.

(5)	Subsequent to quarter end the maturity date was extended to August 2011.

COMMON AND PREFERRED STOCK DATA
DECEMBER 31, 2010

(Shares in thousands)
SUMMARY OF COMMON SHARES

	Three Months Ended
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Earnings per share
Weighted average common shares outstanding	129,600	112,911	109,707	98,229	97,707
Weighted average OP and LTIP units outstanding	3,001	3,001	3,019	3,058	3,081
Dilutive effect of restricted stock	—	—	1,230	1,290	879

Diluted common shares — EPS	132,601	115,912	113,956	102,577	101,667

Funds from operations
Weighted average common shares outstanding	129,600	112,911	109,707	98,229	97,707
Weighted average OP and LTIP units outstanding	3,001	3,001	3,019	3,058	3,081
Dilutive effect of restricted stock	1,305	1,228	1,230	1,290	879
Dilutive effect of exchangeable senior notes due 2030	9,914	9,914	9,914	9,914	—

Diluted common shares — FFO	143,820	127,054	123,870	112,491	101,667

Closing common shares, OP and LTIP units outstanding	134,048	133,832	116,579	103,350	102,077
Preferred shares outstanding	9,200	9,200	9,200	9,200	9,200

High price	$19.50	$19.25	$19.50	$17.88	$16.59
Low price	$16.64	$14.79	$15.04	$13.36	$12.62
Average closing price	$18.21	$17.52	$17.39	$15.70	$14.16
Closing price	$18.65	$17.92	$16.09	$16.54	$15.78
Dividends per share — annualized	$0.68	$0.68	$0.60	$0.56	$0.56
Closing dividend yield — annualized	3.6%	3.8%	3.7%	3.4%	3.5%
DIVIDENDS PER SHARE

	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Common Stock — BMR
Amount	$0.17	$0.17	$0.15	$0.14	$0.14
Declared	December 15, 2010	September 15, 2010	June 15, 2010	March 15, 2010	December 15, 2009
Record	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Paid	January 17, 2011	October 15, 2010	July 15, 2010	April 15, 2010	January 15, 2010

Preferred Stock — BMR PrA
Amount	$0.46094	$0.46094	$0.46094	$0.46094	$0.46094
Declared	December 15, 2010	September 15, 2010	June 15, 2010	March 15, 2010	December 15, 2009
Record	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Paid	January 17, 2011	October 15, 2010	July 15, 2010	April 15, 2010	January 15, 2010

MARKET SUMMARY
DECEMBER 31, 2010

		Current (1)			Expiration (2)
				Annualized			Annualized
	Leased		Percent of	Base Rent		Percent of	Base Rent
	Square	Annualized	Annualized	per Leased	Annualized	Annualized	per Leased
Market	Feet	Base Rent	Base Rent	Sq Ft	Base Rent	Base Rent	Sq Ft
		(in thousands)			(in thousands)
Boston	2,201,857	$118,915	33.6%	$54.01	$128,303	30.4%	$58.27
San Francisco	1,596,534	56,166	15.8%	35.18	70,260	16.6%	44.01
San Diego	1,713,821	54,925	15.5%	32.05	69,793	16.5%	40.72
Maryland	1,502,766	54,402	15.4%	36.20	70,858	16.8%	47.15
New York / New Jersey	1,060,042	35,512	10.0%	33.50	44,387	10.5%	41.87
Pennsylvania	710,005	15,707	4.4%	22.12	17,213	4.1%	24.24
Seattle	180,136	7,711	2.2%	42.81	9,160	2.2%	50.85
University Related — Other	381,390	11,068	3.1%	29.02	12,128	2.9%	31.80

Total portfolio / weighted average	9,346,551	$354,406	100.0%	$37.92	$422,102	100.0%	$45.16

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.

(2)	Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension options(s)), multiplied by 12 months.

PROPERTY LISTING — CONSOLIDATED PORTFOLIO
DECEMBER 31, 2010

					Rentable	Percent of	Leased
			Property		Square	Rentable	Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	12/31/10	9/30/10
	Boston
1	Albany Street	May 31, 2005	Stabilized	2	75,003	0.7%	75,003	100.0%	100.0%
2	Center for Life Science | Boston	November 17, 2006	Stabilized	1	704,159	6.8%	641,438	91.1%	91.1%
3	Charles Street	April 7, 2006	Stabilized	1	47,912	0.4%	47,912	100.0%	100.0%
4	Coolidge Avenue	April 5, 2005	Lease Up	1	37,400	0.3%	12,972	34.7%	34.7%
5	21 Erie Street	May 31, 2005	Stabilized	1	48,627	0.4%	48,627	100.0%	100.0%
6	40 Erie Street	May 31, 2005	Stabilized	1	100,854	0.9%	100,854	100.0%	100.0%
7	47 Erie Street Parking Structure	May 31, 2005	Stabilized	1	447 Stalls	n/a	447 Stalls	n/a	n/a
8	Fresh Pond Research Park	April 5, 2005	Lease Up	6	90,702	0.8%	51,546	56.8%	73.5%
9	675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	1	302,919	2.7%	298,871	98.7%	98.7%
10	500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	1	349,325	3.1%	344,097	98.5%	98.5%
11	Sidney Street	May 31, 2005	Stabilized	1	191,904	1.7%	191,904	100.0%	100.0%
12	Vassar Street	May 31, 2005	Lease Up	1	52,520	0.5%	—	—	—

	Total Boston			18	2,001,325	18.3%	1,813,224	90.6%	91.4%

	San Francisco
13	Ardentech Court	November 18, 2004	Stabilized	1	55,588	0.5%	55,588	100.0%	100.0%
14	Ardenwood Venture (2)	June 14, 2006	Lease Up	1	72,500	0.6%	27,620	38.1%	38.1%
15	Bayshore Boulevard	August 17, 2004	Stabilized	3	183,344	1.6%	183,344	100.0%	100.0%
16	Bridgeview Technology Park I	September 10, 2004	Lease Up	2	201,567	1.8%	125,144	62.1%	62.1%
17	Bridgeview Technology Park II	March 16, 2005	Lease Up	1	50,400	0.4%	25,200	50.0%	50.0%
18	Dumbarton Circle	May 27, 2005	Stabilized	3	44,000	0.4%	44,000	100.0%	100.0%
19	Eccles Avenue	December 1, 2005	Pre-development	1	152,145	1.4%	—	—	—
20	Forbes Boulevard	September 5, 2007	Lease Up	1	237,984	2.1%	118,992	50.0%	100.0%
21	Industrial Road	August 17, 2004	Lease Up	1	171,965	1.5%	144,105	83.8%	83.8%
22	Gateway Business Park	October 26, 2010	Stabilized	7	284,013	2.5%	284,013	100.0%	n/a
23	Kaiser Drive	August 25, 2005	Lease Up	1	87,953	0.8%	50,000	56.8%	56.8%
24	Pacific Research Center	July 11, 2006	Lease Up	10	1,389,517	12.4%	333,641	24.0%	16.2%
25	Science Center at Oyster Point	October 26, 2010	Stabilized	2	204,887	1.8%	204,887	100.0%	n/a

	Total San Francisco			34	3,135,863	27.8%	1,596,534	50.9%	42.3%

	San Diego
26	Balboa Avenue	August 13, 2004	Stabilized	1	35,344	0.3%	35,344	100.0%	100.0%
27	Bernardo Center Drive	August 13, 2004	Stabilized	1	61,286	0.5%	61,286	100.0%	100.0%
28	4570 Executive Drive	September 17, 2010	Stabilized	1	125,219	1.1%	125,219	100.0%	100.0%
29	4775 / 4785 Executive Drive	July 15, 2010	Lease Up	1	62,896	0.6%	—	—	—
30	Faraday Avenue	September 19, 2005	Stabilized	1	28,704	0.3%	28,704	100.0%	100.0%
31	Gazelle Court	March 30, 2010	Development	1	176,000	1.6%	176,000	100.0%	100.0%
32	3525 John Hopkins Court	December 28, 2010	Stabilized	1	48,306	0.4%	48,306	100.0%	n/a
33	3545-3575 John Hopkins Court	August 16, 2006	Lease Up	1	72,192	0.6%	21,470	29.7%	29.7%
34	6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	3	196,557	1.7%	196,557	100.0%	100.0%
35	6828 Nancy Ridge Drive	April 21, 2005	Stabilized	1	42,138	0.4%	42,138	100.0%	58.0%
36	Pacific Center Boulevard	August 24, 2007	Stabilized	2	66,745	0.6%	66,745	100.0%	100.0%
37	Road to the Cure	December 14, 2006	Lease Up	1	67,998	0.6%	54,104	79.6%	79.6%
38	San Diego Science Center	October 21, 2004	Lease Up	1	105,364	0.9%	79,791	75.7%	76.1%
39	10240 Science Center Drive	September 23, 2010	Stabilized	1	49,347	0.4%	49,347	100.0%	100.0%
40	10255 Science Center Drive	September 24, 2004	Stabilized	1	53,740	0.5%	53,740	100.0%	100.0%
41	Sorrento Valley Boulevard	December 7, 2006	Stabilized	1	54,924	0.5%	54,924	100.0%	100.0%
42	11388 Sorrento Valley Road	September 10, 2010	Stabilized	1	35,940	0.3%	35,940	100.0%	100.0%
43	Sorrento Plaza	December 18, 2010	Stabilized	2	31,184	0.3%	31,184	100.0%	n/a
44	Sorrento West	October 15, 2010	Stabilized	8	163,799	1.5%	149,164	91.1%	n/a

PROPERTY LISTING — CONSOLIDATED PORTFOLIO
DECEMBER 31, 2010

					Rentable	Percent of	Leased
			Property		Square	Rentable	Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	12/31/10	9/30/10
	San Diego (Continued)
45	Torreyana Road	March 22, 2007	Stabilized	1	81,204	0.7%	81,204	100.0%	100.0%
46	9865 Towne Centre Drive	August 12, 2004	Stabilized	2	94,866	0.8%	94,866	100.0%	100.0%
47	9885 Towne Centre Drive	August 12, 2004	Stabilized	2	104,870	0.9%	104,870	100.0%	100.0%
48	Waples Street	March 1, 2005	Stabilized	1	50,055	0.4%	50,055	100.0%	100.0%

	Total San Diego			36	1,808,678	15.9%	1,640,958	90.7%	89.1%

	Maryland
49	Beckley Street	December 17, 2004	Stabilized	1	77,225	0.7%	77,225	100.0%	100.0%
50	9911 Belward Campus Drive	May 24, 2006	Stabilized	1	289,912	2.6%	289,912	100.0%	100.0%
51	9920 Belward Campus Drive	May 8, 2007	Stabilized	1	51,181	0.5%	51,181	100.0%	100.0%
52	Medical Center Drive	May 3, 2010	Stabilized	5	217,983	1.9%	217,983	100.0%	100.0%
53	Shady Grove Road	May 24, 2006	Stabilized	4	635,058	5.7%	635,058	100.0%	100.0%
54	Tributary Street	December 17, 2004	Stabilized	1	91,592	0.8%	91,592	100.0%	100.0%
55	50 West Watkins Mill Road	May 7, 2010	Stabilized	1	57,410	0.5%	57,410	100.0%	100.0%
56	55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	2	82,405	0.7%	82,405	100.0%	100.0%

	Total Maryland			16	1,502,766	13.4%	1,502,766	100.0%	100.0%

	New York / New Jersey
57	Graphics Drive	March 17, 2005	Lease Up	1	72,300	0.6%	64,960	89.8%	89.8%
58	Landmark at Eastview	August 12, 2004	Lease Up	5	743,550	6.6%	634,562	85.3%	84.2%
59	Landmark at Eastview II	August 12, 2004	Stabilized	3	360,520	3.2%	360,520	100.0%	100.0%
60	One Research Way	May 31, 2006	Lease Up	1	49,421	0.4%	—	—	—

	Total New York / New Jersey			10	1,225,791	10.8%	1,060,042	86.5%	85.8%

	Pennsylvania
61	Eisenhower Road	August 13, 2004	Lease Up	1	27,750	0.2%	16,565	59.7%	59.7%
62	George Patterson Boulevard	October 28, 2005	Stabilized	1	71,500	0.6%	71,500	100.0%	100.0%
63	King of Prussia	August 11, 2004	Lease Up	5	427,109	3.8%	374,387	87.7%	87.7%
64	Phoenixville Pike	May 5, 2005	Stabilized	1	104,400	0.9%	99,878	95.7%	95.7%
65	Spring Mill Drive	July 20, 2006	Stabilized	1	76,561	0.7%	76,561	100.0%	100.0%
66	900 Uniqema Boulevard	January 13, 2006	Stabilized	1	11,293	0.1%	11,293	100.0%	100.0%
67	1000 Uniqema Boulevard	September 30, 2005	Stabilized	1	59,821	0.5%	59,821	100.0%	100.0%

	Total Pennsylvania			11	778,434	6.8%	710,005	91.2%	91.2%

	Seattle
68	Elliott Avenue	August 24, 2004	Lease Up	1	154,341	1.4%	—	—	—
69	500 Fairview Avenue	January 28, 2008	Stabilized	1	22,213	0.2%	22,213	100.0%	100.0%
70	530 Fairview Avenue	January 12, 2006	Lease Up	1	96,188	0.9%	64,295	66.8%	65.6%
71	Monte Villa Parkway	August 17, 2004	Stabilized	1	51,000	0.5%	51,000	100.0%	100.0%
72	217th Place	November 21, 2006	Lease Up	1	67,799	0.6%	42,628	62.9%	62.9%

	Total Seattle			5	391,541	3.6%	180,136	46.0%	45.7%

	University Related — Other
73	Lucent Drive	May 31, 2005	Stabilized	1	21,500	0.2%	21,500	100.0%	100.0%
74	Paramount Parkway	July 20, 2010	Stabilized	1	61,603	0.5%	61,603	100.0%	100.0%
75	Patriot Drive	December 17, 2010	Lease Up	1	48,394	0.4%	39,691	82.0%	n/a
76	Trade Centre Avenue	August 9, 2006	Stabilized	2	78,023	0.7%	78,023	100.0%	100.0%
77	Walnut Street	July 7, 2006	Stabilized	4	149,984	1.3%	149,984	100.0%	100.0%
78	Weston Parkway	December 17, 2010	Stabilized	1	30,589	0.3%	30,589	100.0%	n/a

	Total University Related — Other			10	390,093	3.4%	381,390	97.8%	100.0%

	Total / weighted average			140	11,234,491	100.0%	8,885,055	79.1%	77.7%

(1)	For a definition of Property Status, see page 34.

(2)	The Company owns 87.5% of the limited liability company that owns the Ardenwood Venture property. -

DEVELOPMENT / REDEVELOPMENT / PRE-DEVELOPMENT / DEVELOPMENT POTENTIAL
DECEMBER 31, 2010
(Dollars in thousands)

						Estimated	Estimated
		Rentable	Percent	Percent	Investment	Total	In-Service
Property	Market	Square Feet	Leased	In Service	to Date (1)	Investment (2)	Date (3)
DEVELOPMENT:
Gazelle Court	San Diego	176,000	100.0%	—	$32,400	$77,500	Q1 2012
REDEVELOPMENT:
N/A	N/A	—	—	—	—	—	—

Total / weighted average		176,000	100.0%	—	$32,400	$77,500

						Estimated	Estimated
		Rentable	Percent	Percent	Investment	Total	In-Service
Property	Market	Square Feet	Leased	In Service	to Date (1)	Investment (2)	Date (3)
PRE-DEVELOPMENT:
Eccles Avenue(4)	San Francisco	152,145	—	—	$25,000	TBD	TBD
DEVELOPMENT POTENTIAL:

Estimated
Developable
Market	Square Feet
Boston	50,000
San Francisco	1,454,000
San Diego	103,000
Maryland	529,000
New York / New Jersey	326,000
Pennsylvania	50,000
Seattle	114,000

Total	2,626,000

(1)	Consists of amounts paid through period end and excludes any amounts accrued.

(2)	Excludes costs associated with speculative leasing.

(3)	Management’s estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.

(4)	Management is currently engaged in entitlement activities that it estimates could increase the rentable square footage of this property to approximately 260,000 square feet. The net new square feet is captured in development potential.

PROPERTY LISTING — UNCONSOLIDATED PARTNERSHIPS
DECEMBER 31, 2010
(Dollars in thousands)

					Rentable	Leased
			Property		Square	Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Feet	12/31/10	9/30/10	Market
	McKellar Court
1	McKellar Court	September 30, 2004	Stabilized	1	72,863	72,863	100.0%	100.0%	San Diego

	PREI
2	320 Bent Street	April 4, 2007	Lease Up	1	184,405	145,304	78.8%	100.0%	Boston
3	301 Binney Street	April 4, 2007	Lease Up	1	417,290	243,329	58.3%	58.3%	Boston
4	301 Binney Garage	April 4, 2007	Lease Up	1	503 Stalls	n/a	n/a	n/a	Boston
5	650 E. Kendall Street (Kendall B)	April 4, 2007	Lease Up	1	280,000	—	—	—	Boston
6	350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409 Stalls	n/a	n/a	n/a	Boston
7	Kendall Crossing Apartments	April 4, 2007	Stabilized	1	37 Apts.	n/a	n/a	n/a	Boston

	McKellar
	Court (2)	PREI	Total
Total assets	$14,715	$652,344	$667,059
Total debt (3)	10,280	405,653	415,933
Current annualized base rent	1,845	23,532	25,377
BioMed’s net investment in unconsolidated partnerships	$12,520	$44,745	$57,265
BioMed’s pro rata share of debt	—	81,131	81,131
BioMed ownership percentage	22%	20%	20%

(1)	For a definition of Property Status, see page 34.

(2)	The Company owns a general partnership interest in the limited partnership that owns this property, which entitles it to 75% of the gains upon a sale of the property and 22% of the operating cash flows.

(3)	McKellar Court’s debt is payable to BioMed Realty, L.P. and is included in investments in unconsolidated partnerships on the Company’s consolidated balance sheet.

LEASE EXPIRATIONS
DECEMBER 31, 2010

Weighted average remaining lease term is 8.3 years for the consolidated portfolio and 8.2 years for the total portfolio

			Current (1)			Expiration (2)
					Annualized			Annualized
		Percent of		Percent of	Base Rent		Percent of	Base Rent
	Leased	Leased	Annualized	Annualized	per Leased	Annualized	Annualized	per Leased
Expiration	Square Feet	Square Feet	Base Rent	Base Rent	Square Feet	Base Rent	Base Rent	Square Feet
			(in thousands)			(in thousands)
Month-to-month	44,154	0.5%	$682	0.2%	$15.45	$682	0.2%	$15.45
First quarter 2011	53,137	0.6%	1,343	0.4%	25.27	1,364	0.3%	25.67
Second quarter 2011	172,982	1.9%	3,327	0.9%	19.23	3,327	0.8%	19.23
Third quarter 2011	83,407	0.9%	2,895	0.8%	34.71	2,895	0.7%	34.71
Fourth quarter 2011	38,961	0.4%	691	0.2%	17.74	691	0.2%	17.74

2011	348,487	3.8%	8,256	2.3%	23.69	8,277	2.0%	23.75
2012	629,170	6.7%	22,830	6.4%	36.29	23,453	5.6%	37.28
2013	646,852	6.9%	16,223	4.6%	25.08	17,685	4.2%	27.34
2014	797,021	8.5%	22,368	6.3%	28.06	24,299	5.8%	30.49
2015	330,103	3.5%	9,745	2.7%	29.52	10,518	2.5%	31.86
2016	1,167,445	12.5%	45,407	12.8%	38.89	52,922	12.5%	45.33
2017	118,045	1.3%	3,587	1.0%	30.39	4,325	1.0%	36.64
2018	1,117,326	12.0%	50,537	14.3%	45.23	56,683	13.4%	50.73
2019	270,150	2.9%	7,692	2.2%	28.47	9,661	2.3%	35.76
2020	537,250	5.7%	19,297	5.4%	35.92	18,785	4.5%	34.97
Thereafter	3,340,548	35.7%	147,782	41.8%	44.24	194,812	46.0%	58.32

Total / weighted average	9,346,551	100.0%	$354,406	100.0%	$37.92	$422,102	100.0%	$45.16

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.

(2)	Annualized base rent at expiration is the montly contractual rent as of the date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

EXPIRATIONS BY MARKET
DECEMBER 31, 2010

	Leased Square Feet
Expiration	Boston	San Francisco	San Diego	Maryland	NY/NJ	Pennsylvania	Seattle	University/Other	Total
Month-to-month	—	—	5,808	—	38,346	—	—	—	44,154
2011	37,388	—	103,701	113,784	10,796	82,818	—	—	348,487
2012	21,705	313,153	203,176	—	55,546	13,377	22,213	—	629,170
2013	12,972	213,826	226,248	—	136,594	44,318	3,962	8,932	646,852
2014	28,019	55,098	101,084	121,414	—	396,776	42,541	52,089	797,021
2015	—	57,950	206,641	—	—	34,753	—	30,759	330,103
2016	618,161	186,061	—	—	10,555	31,166	31,892	289,610	1,167,445
2017	—	—	21,470	51,181	45,394	—	—	—	118,045
2018	807,347	121,590	145,761	—	—	—	42,628	—	1,117,326
2019	2,676	61,757	—	168,817	—	—	36,900	—	270,150
2020	111,144	50,000	72,863	122,600	180,643	—	—	—	537,250
Thereafter	562,445	537,099	627,069	924,970	582,168	106,797	—	—	3,340,548

Total	2,201,857	1,596,534	1,713,821	1,502,766	1,060,042	710,005	180,136	381,390	9,346,551

10 LARGEST TENANTS
DECEMBER 31, 2010

BioMed’s properties were leased to 160 tenants.

					Annualized	Percent of
					Base Rent	Annualized
		Leased		Annualized	per Leased	Base Rent
		Square	Percent of	Base Rent	Sq Ft	Current	Lease
	Tenant	Feet	Leased Sq Ft	Current (1)	Current	Total Portfolio	Expiration
				(In thousands)
1	Human Genome Sciences, Inc.	924,970	9.9%	$42,756	$46.22	12.1%	June 2026
2	Vertex Pharmaceuticals Incorporated (2)	685,286	7.3%	31,167	45.48	8.8%	Multiple
3	Elan Pharmaceuticals, Inc. (3)	419,628	4.5%	26,121	62.25	7.4%	Multiple
4	Beth Israel Deaconess Medical Center, Inc.	362,364	3.9%	25,543	70.49	7.2%	July 2023
5	Regeneron Pharmaceuticals, Inc. (4)	564,547	6.0%	22,818	40.42	6.4%	Multiple
6	Genzyme Corporation	343,000	3.7%	15,464	45.08	4.4%	August 2018
7	Merck & Co., Inc. (5)	214,946	2.3%	10,003	46.54	2.8%	Multiple
8	Children’s Hospital Corporation	150,215	1.6%	9,151	60.92	2.6%	May 2023
9	Ironwood Pharmaceuticals, Inc. (6)	163,646	1.8%	8,787	53.70	2.5%	February 2016
10	Centocor Ortho Biotech, Inc. (Johnson & Johnson)	374,387	4.0%	8,490	22.68	2.4%	April 2014

	Total / weighted average (7)	4,202,989	45.0%	$200,300	$47.66	56.6%

(1)	Based on current annualized base rent. Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.

(2)	20,608 square feet expires May 2012, 81,204 square feet expires October 2013, 292,758 square feet expires January 2016, and 290,716 square feet expires May 2018.

(3)	5,198 square feet expires January 2011, 138,963 square feet expires December 2012, 15,482 square feet expires January 2013, 55,098 square feet expires December 2014, 115,888 square feet expires April 2024, and 88,999 square feet expires February 2025.

(4)	16,725 square feet expires March 2011, 6,568 square feet expires August 2011, and 541,254 square feet expires July 2024.

(5)	The Company owns 20% of the limited liability company that owns 320 Bent, a property at which this tenant leases 145,304 square feet. This tenant also guarantees rent on 39,053 square feet leased at Landmark at Eastview and 30,589 square feet leased at Weston Parkway. 39,053 square feet expires July 2012, 30,589 square feet expires January 2014 and 145,304 square feet expires September 2016.

(6)	The Company owns 20% of the limited liability company that owns 301 Binney, at which this tenant leases 163,646 square feet.

(7)	Without regard to any early lease terminations and/or renewal options.

SAME PROPERTY ANALYSIS
DECEMBER 31, 2010
(Dollars in thousands)

	Quarter Ended
	12/31/10	12/31/09	Percent Change
Total Same Property Portfolio (1)
Number of properties	66	66
Rentable square feet	9,922,588	9,922,588
Percent of total portfolio	81.4%	94.3%
Percent leased	78.1%	78.7%

Revenues:
Rental	$75,838	$71,569	6.0%
Tenant recoveries	25,904	23,276	11.3%

Total revenues	101,742	94,845	7.3%

Expenses:
Rental operations	21,795	19,140	13.9%
Real estate taxes	9,973	9,709	2.7%

Total expenses	31,768	28,849	10.1%

Same property net operating income (2)	$69,974	$65,996	6.0%

Less straight line rents, fair-value lease revenue, lease incentive revenue, and bad debt expense	(2,154)	(6,041)	(64.3%)

Same property net operating income — cash basis (2) (3)	$67,820	$59,955	13.1%

Rental revenue — cash basis (3)	$71,870	$63,846	12.6%

(1)	The same property portfolio includes properties that were stabilized or in lease up throughout the full quarter in both the current year and the prior year.

(2)	For a definition and discussion of net operating income, see page 33. For a quantitative reconciliation of net operating income to net income in accordance with GAAP, see page 14.

(3)	Represents rents on a “cash-on-cash” basis.

ACQUISITIONS
DECEMBER 31, 2010

		Rentable
	Number of	Square
Acquisitions since August 11, 2004:	Properties	Feet (1)	Investment
			(In thousands)
2004 acquisitions	17	2,626,875	$533,434
2005 acquisitions	23	2,121,421	715,159
2006 acquisitions	16	3,099,826	1,309,600
2007 acquisitions (2)	14	1,102,822	653,800
2008 acquisitions	1	22,213	4,000
2009 acquisitions	—	—	—
2010 acquisitions	16	1,503,975	608,738

Total acquisitions since August 11, 2004	87	10,477,132	$3,824,731

Acquisitions detail for 2010:			Rentable		Percent
			Square		Leased at
Property	Market	Closing Date	Feet (1)	Investment	Acquisition
				(In thousands)
First Quarter 2010
55 / 65 West Watkins Mill Road	Maryland	February 23, 2010	82,405	$14,385	100.0%
Gazelle Court (3)	San Diego	March 30, 2010	—	11,623	100.0%

First quarter total			82,405	$26,008	100.0%

Second Quarter 2010
Medical Center Drive	Maryland	May 3, 2010	217,983	$53,000	100.0%
50 West Watkins Mill Road	Maryland	May 7, 2010	57,410	14,200	100.0%

Second quarter total			275,393	$67,200	100.0%

Third Quarter 2010
4775 / 4785 Executive Drive	San Diego	July 15, 2010	62,896	$27,280	—
Paramount Parkway	University Related - Other	July 20, 2010	61,603	17,549	100.0%
11388 Sorrento Valley Road	San Diego	September 10, 2010	35,940	12,420	100.0%
4570 Executive Drive	San Diego	September 17, 2010	125,219	63,500	100.0%
10240 Science Center Drive	San Diego	September 23, 2010	49,347	17,750	100.0%

Third quarter total			335,005	$138,499	81.2%

Fourth Quarter 2010
Sorrento West	San Diego	October 15, 2010	163,799	$29,390	94.3%
Sorrento Plaza	San Diego	October 18, 2010	31,184	9,875	100.0%
Science Center at Oyster Point	San Francisco	October 26, 2010	204,887	133,250	100.0%
Gateway Business Park	San Francisco	October 26, 2010	284,013	164,946	100.0%
Patriot Drive	University Related - Other	December 17, 2010	48,394	8,570	82.0%
Weston Parkway	University Related - Other	December 17, 2010	30,589	6,100	100.0%
3525 John Hopkins Court	San Diego	December 28, 2010	48,306	24,900	100.0%

Fourth quarter total			811,172	$377,031	97.8%

Total 2010 acquisitions			1,503,975	$608,738	94.6%

(1)	Rentable square feet at the time of acquisition.

(2)	Includes an investment of approximately $506.7 million in properties owned through the Company’s joint venture with PREI, of which the Company’s investment was $18.5 million.

(3)	The total estimated cost for this property is $77.5 million upon the completion of construction of an approximately 176,000 square foot building.

LEASING ACTIVITY (1)
DECEMBER 31, 2010

		Current
	Leased	Annualized
	Square	Base Rent per
	Feet	Leased Sq Ft
Leased Square Feet as of September 30, 2010	8,596,972
Acquisitions	793,107	$44.00
Expirations	(374,911)	20.36
Pre-leased delivery	7,226	21.00
Renewals, amendments, and extensions	167,310	18.11
New leases	156,847	19.57

Leased Square Feet as of December 31, 2010	9,346,551

Pre-leased Square Feet as of September 30, 2010	24,295
Pre-leased new leases	5,029	10.80
Pre-leased delivery	(7,226)	21.00

Pre-leased Square Feet as of December 31, 2010	22,098

Gross Leasing Activity — Fourth Quarter 2010	329,186	$18.75

(1)	Leasing activity for leases signed during the periods presented, which may be different than the period of actual occupancy.

TENANT IMPROVEMENTS AND LEASING COMMISSIONS
DECEMBER 31, 2010

	Three Months Ended
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Renewals, Amendments, and Extensions (1)
Number of renewals	5	4	3	5	6
Square feet	167,310	141,310	33,468	70,526	262,714
Tenant improvement costs per square foot (2)	$3.07	$—	$29.88	$1.66	$16.79
Leasing commission costs per square foot (2)	5.06	6.36	3.33	3.78	2.17

Total tenant improvement and leasing commission costs psf	$8.13	$6.36	$33.21	$5.44	$18.96

New Leases (3)
Number of leases	8	10	9	8	11
Square feet	161,876	90,351	126,407	84,581	325,988
Tenant improvement costs per square foot (2)	$88.54	$43.06	$64.22	$44.09	$99.77
Leasing commission costs per square foot (2)	13.05	6.76	8.82	8.91	10.62

Total tenant improvement and leasing commission costs psf	$101.59	$49.82	$73.03	$53.00	$110.39

Total
Number of renewals/leases	13	14	12	13	17
Square feet	329,186	231,661	159,875	155,107	588,702
Tenant improvement costs per square foot (2)	$45.10	$16.79	$57.03	$24.80	$62.74
Leasing commission costs per square foot (2)	8.99	6.52	7.67	6.57	6.85

Total tenant improvement and leasing commission costs psf	$54.09	$23.31	$64.70	$31.37	$69.59

(1)	Does not include retained tenants that have relocated to new space or expanded into new space.

(2)	Assumes all tenant improvements and leasing commissions are paid in the calendar year in which the lease commences, which may be different than the year in which they are actually paid.

(3)	Includes pre-leasing activity and retained tenants that have relocated to new space or expanded into new space within the Company’s portfolio.

NON-GAAP FINANCIAL MEASURE DEFINITIONS
DECEMBER 31, 2010
This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to cash flows from operating, investing or financing activities as a measure of liquidity, computed in accordance with GAAP.
Funds from Operations (FFO)
We present funds from operations, or FFO, because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.
Adjusted Funds from Operations (AFFO)
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs. We calculate AFFO by adding to FFO: (a) amounts received pursuant to master lease agreements on certain properties, which are not included in rental income for GAAP purposes, (b) non-cash revenues and expenses, (c) recurring capital expenditures and tenant improvements, and (d) leasing commissions. Other equity REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other equity REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our operations.
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in our operating partnership and (b) dividends payable on our series A preferred stock. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.
Coverage Ratios
We present interest and fixed charge ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from adjusted EBITDA, their utility is limited by the same factors that limit the usefulness of adjusted EBITDA as a liquidity measure.
Net Operating Income (NOI)
We use net operating income, or NOI, as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, noncontrolling interest in the operating partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization, and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

PROPERTY DEFINITIONS
DECEMBER 31, 2010
Property Status

Stabilized
Represents operating properties that are more than 90% leased
Lease up
Represents operating properties that are less than 90% leased
Redevelopment
Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter
Development
Represents properties that we are currently developing through ground up construction
Development Potential, or Land
Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development